Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-205415 on Form S-8 of our report dated June 28, 2016, relating to the financial statements of the Columbia Pipeline Group 401(k) Savings Plan, appearing in this Annual Report on Form 11-K of the Columbia Pipeline Group 401(k) Savings Plan for the period from inception July 1, 2015 through December 31, 2015.
/s/ DELOITTE & TOUCHE LLP
Indianapolis, Indiana June 28, 2016